Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 10, 2024, relating to the consolidated financial statements of Trump Media & Technology Group Corp. (the “Company”), which are included in the Registration Statement on Form S-1 (No. 333-).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
August 23, 2024

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